Exhibit 99.2

        REVOCABLE PROXY

CAROLINA NATIONAL CORPORATION
1350 Main Street
Columbia, South Carolina 29201

APPOINTMENT OF PROXY SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Roger B. Whaley and W. Jack McElveen, Jr., or either of them, as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of Carolina National Corporation held of record by the undersigned on October 31, 2007, at the Special Meeting of Shareholders of Carolina National Corporation to be held at the Columbia Marriott, Palmetto Room II, 1200 Hampton Street, Columbia, SC at 10 a.m. on December 11, 2007, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals described below:

1.
APPROVAL OF AGREEMENT AND PLAN OF MERGER: Proposal to approve the Agreement and Plan of Merger dated August 26, 2007 between First National Bancshares, Inc. and Carolina National Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
GRANT OF AUTHORITY TO VOTE ON ADJOURNMENT OF SPECIAL MEETING. In the event there are insufficient votes present at the Special Meeting, in person or by proxy, to approve the Agreement and Plan of Merger, the Board of Directors may propose one or more adjournments of the Special Meeting to allow time for further solicitation of proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
OTHER BUSINESS: Except as may be otherwise provided below, on such other matters as may properly come before the Special Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY ON THE REVERSE
SIDE AND RETURN IT IN THE BUSINESS REPLY ENVELOPE PROVIDED

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED AS DIRECTED ABOVE. IN THE ABSENCE OF ANY DIRECTION, SUCH SHARES WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND TO GRANT AUTHORITY TO ADJOURN. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE RECORD HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF CAROLINA NATIONAL CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.

Dated:	2007

Signature
Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

IMPORTANT: TO ENSURE THAT A QUORUM IS PRESENT, PLEASE SEND IN YOUR APPOINTMENT OF PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. EVEN IF YOU SEND IN YOUR APPOINTMENT OF PROXY, IF YOU ARE A SHAREHOLDER OF RECORD YOU WILL BE ABLE TO VOTE IN PERSON AT THE MEETING IF YOU SO DESIRE.